Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals and BayMedica Participating in Tribe Public’s Webinar

“Accelerating The Commercialization of Rare Cannabinoids”

Registration for the September 21, 2021 event now open

Vancouver, BC – September 17, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing and clinical development of rare cannabinoids, today announces that Eric A. Adams, CEO of InMed, and Shane Johnson, Co-Founder of BayMedica Inc. (“BayMedica”) will present at Tribe Public’s Webinar Presentation and Q&A event titled “Accelerating The Commercialization of Rare Cannabinoids”. The event is scheduled to begin at 8.30 am Pacific/11.30 am Eastern on September 21, 2021.

To register to join the complimentary, ZOOM webinar-based event, please visit Tribe Public LLC at INM.TribePublic.com. Once registered, participants may begin forwarding their questions for InMed’s & BayMedica’s management to Tribe Public at research@tribepublic.com or share their questions via the ZOOM chat feature during the event. Tribe Public’s Managing Member, John F. Heerdink, Jr., will host the event and relay all questions to management.

On September 13, 2021 InMed announced that it had entered into a definitive agreement (“Definitive Agreement”) to acquire BayMedica, a private company based in the U.S. that specializes in the manufacturing and commercialization of rare cannabinoids. The Definitive Agreement follows a previously signed letter of intent (the “LOI”) announced on June 29, 2021. The transaction, which is subject to certain standard closing conditions, is expected to close in the coming weeks. Upon closing, InMed will become a global leader in the manufacturing of rare cannabinoids, with expertise in three distinct and complementary cannabinoid manufacturing approaches. InMed’s proprietary cannabinoid manufacturing process, IntegraSyn™, combined with BayMedica’s synthetic biology and chemical synthesis capabilities, will provide InMed with complete manufacturing flexibility to select the most appropriate, cost-effective method based on the target cannabinoid and appropriate quality specifications for the desired market segment. In parallel to cannabinoid manufacturing, the combined company will continue to explore the therapeutic potential of cannabinoids and novel cannabinoid analogs for pharmaceutical drug development, as well as expand commercial sales of rare cannabinoids to the consumer health and wellness sector.

About InMed

InMed Pharmaceuticals is a clinical-stage company developing a pipeline of rare cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (“CBN”), and is developing IntegraSyn™ to produce pharmaceutical-grade cannabinoids. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

About Tribe Public LLC

Tribe Public LLC is a San Francisco, CA-based organization that hosts complimentary worldwide webinar & meeting events in the U.S. Tribe’s events focus on issues that the Tribe’s members care about with an emphasis on hosting management teams and experts from publicly traded companies from all sectors & financial organizations that are seeking to increase awareness of their products, progress, and plans. Tribe members primarily include Institutions, Family Offices, Portfolio Managers, Registered Investment Advisors, Accredited Investors, Sell Side Analysts, and members of media. Tribe Members are encouraged to express their interest in speakers at the Tribe Public website via the Tribe’s FREE “Wish List” process. Visit Tribe Public’s Website http://www.tribepublic.com/ to join the Tribe and express your interests today

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Edison Group:

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements..

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: presenting at Tribe Public’s Webinar Presentation; the proposed transaction with BayMedica occuring on the announced terms if at all; the proposed transaction with BayMedica completing and the anticipated results and potential of BayMedica’s business and the combination of BayMedica’s business with InMed’s business occurring; becoming a global leader in the manufacturing of rare cannabinoids; continued economic and market stability; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs; advancing IntegraSyn™ to commercial scale production; developing IntegraSyn™ to produce pharmaceutical-grade cannabinoids; and, developing a pipeline of cannabinoid-based pharmaceutical drug candidates. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: regulatory filings may not be filed or approved on a timely basis, or at all. A more complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s filings with the Security and Exchange Commission and the most recent Annual Information Form and other continuous disclosure filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.